[GRAPHIC OMITTED]

COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771                (212) 838-3777
Larry Hsu, Ph.D., President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706                ------------
www.impaxlabs.com
-----------------




         IMPAX POSTS FIRST PROFITABLE QUARTER DRIVEN BY RECORD REVENUES
                - RECEIVED FIVE FDA APPROVALS IN FIRST QUARTER -

HAYWARD, CALIF (MAY 5, 2004) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) today reported financial results for the three months ended March 31, 2004.

Revenues for the first quarter of 2004 were a record $38,853,000, up more than 240% compared with revenues of $11,425,000 in the prior year's first quarter, and up more than 131% over total revenues of $16,829,000 in the fourth quarter of 2003. The year-over-year increase for the first quarter was primarily due to shipments of our generic versions of Wellbutrin(R) SR (Bupropion Hydrochloride) 100 mg and 150 mg Controlled Release Tablets, which were approved by the FDA during the quarter. During the quarter, upon approval from the FDA, we also commenced shipments of Demeclocycline Hydrochloride (generic of Declomycin(R)) 150 mg and 300 mg Tablets. First quarter revenues also include $2,500,000, representing the reversal of the refundable deposit from Teva under its strategic alliance agreement related to its exercise of the exclusivity option for certain products.

Net income for the 2004 first quarter was $9,048,000, or $0.14 per fully diluted share, compared with a net loss of $3,213,000, or $(0.07) per share, in the prior year first quarter. Cash, cash equivalents and short-term investments (unrestricted) were $19.5 million at March 31, 2004, compared to $15.5 million at December 31, 2003. During the first quarter of 2004, we satisfied the remaining $2.5 million refundable deposit obligation to Teva in full by issuing 160,751 shares of our common stock to Teva. As of March 31, 2004, to our knowledge, Teva owns 2,511,752 shares of our common stock, or approximately 4.3% of the outstanding common stock. Also during the quarter, the holders of Series 2 Preferred Stock converted their entire 75,000 preferred shares into 1,500,000 shares of common stock. Subsequent to the end of the quarter, IMPAX closed a private placement of $95,000,000 aggregate principal amount of 1.250% convertible senior subordinated debentures due 2024.

"We are delighted to report our first profitable quarter since IMPAX Laboratories was formed in December 1999," said Barry R. Edwards, Chief Executive Officer of IMPAX. "Our research and development team's steady stream of filings, the subsequent FDA approvals of those ANDAs, positive litigation outcomes, and the dedication and hard work of our employees in all the functional areas of the Company made this goal a reality. The convertible debenture financing completed on April 5, 2004 provides us with additional financial resources going forward."

Commenting on the Company's product pipeline, Larry Hsu, Ph.D., IMPAX's President, said, "The launch of our generic Wellbutrin SR represents IMPAX's single largest product opportunity to date. According to NDCHealth, U.S. sales of Wellbutrin SR 100 mg and 150 mg, marketed by GlaxoSmithKline (NYSE:GSK), were approximately $1.4 billion in the twelve months ended February 29, 2004. In addition to the generic Wellbutrin SR, our new product pipeline continues to progress through the FDA. During the quarter, we received final approvals for generic versions of Declomycin and Claritin(R)-D 24-Hour. Our generic versions of Allegra(R)-D and Tricor(R) Tablets have also been granted tentative approvals."

IMPAX currently has seventeen applications pending at the FDA, including five tentatively approved, which address over $5.4 billion in U.S. branded product sales for the 12 months ended February 29, 2004. Thirteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

                            IMPAX LABORATORIES, INC.
                            STATEMENTS OF OPERATIONS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                             -----------------------------------
                                                                                 2004                   2003
                                                                             ------------           ------------
Net sales                                                                    $    35,822            $    11,066

Revenue from reversal of refundable deposit from Teva                              2,500                     --

Other revenues                                                                       531                    359
                                                                             -----------            -----------

Total revenues                                                                    38,853                 11,425

Cost of sales                                                                     18,550                  8,147
                                                                             -----------            -----------

Gross margin                                                                      20,303                  3,278

Research and development                                                           6,504                  3,755

Less: Teva payments                                                                  (11)                  (132)
                                                                             -----------            -----------

Research and development, net                                                      6,493                  3,623

Selling expenses                                                                     726                    568

General and administrative expenses                                                3,351                  2,122

Other operating income                                                                 7                     11
                                                                             -----------            -----------

Income (loss) from operations                                                      9,740                 (3,024)

Interest income                                                                       56                     42

Interest expense                                                                    (272)                  (231)
                                                                             -----------            -----------

Income (loss) before income taxes                                                  9,524                 (3,213)
                                                                             -----------            -----------

Provision for income taxes                                                           476                     --
                                                                             -----------            -----------

Net income (loss)                                                            $     9,048            $    (3,213)
                                                                             ===========            ===========

Net income (loss) per share
     Basic                                                                          0.16                  (0.07)
                                                                             -----------            -----------
     Diluted                                                                        0.14                  (0.07)
                                                                             -----------            -----------

Weighted average common shares outstanding
     Basic                                                                    56,978,095             47,876,830
                                                                             -----------            -----------
     Diluted                                                                  62,465,827             47,876,830
                                                                             -----------            -----------


                            IMPAX LABORATORIES, INC.
                             CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                 MARCH 31,             DECEMBER 31,
                                                                                   2004                   2003
                                                                                (UNAUDITED)            (UNAUDITED)
                                                                               ------------           -------------
ASSETS

Cash, cash equivalents and short-term investments                              $   19,491             $   15,505

Restricted cash (a)                                                                10,000                 10,000

Accounts receivable, net                                                           24,052                  9,885

Inventory                                                                          30,148                 28,479

Property, plant and equipment, net                                                 39,231                 38,132

Goodwill and intangibles, net                                                      27,857                 27,953

Other assets                                                                        3,075                  2,752
                                                                               ----------             ----------

Total assets                                                                   $  153,854             $  132,706
                                                                               ----------             ----------


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                            $   55,329             $   42,365

Long-term debt, net of current portion                                              8,489                  8,854

Refundable deposit from Teva                                                            0                  5,000

Deferred revenues and other liabilities                                             2,895                  2,879

Mandatory redeemable convertible preferred stock                                        0                  7,500

Stockholders' equity                                                               87,141                 66,108
                                                                               ----------             ----------

Total liabilities and stockholders' equity                                     $  153,854             $  132,706
                                                                               ----------             ----------


(a) Represents cash held as collateral for the $25 million revolving credit facility and term loan with Congress Financial.


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